UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PUBLIX SUPER MARKETS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PUBLIX SUPER MARKETS, INC.

Corporate Office 3300 Publix Corporate Parkway	Proxy Card Address P.O. Box 32040
Lakeland, Florida 33811	Lakeland, Florida 33802-2040

2013 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2013

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Publix Super Markets, Inc., a Florida corporation (the Company), will be held at the corporate office of the Company, 3300 Publix Corporate Parkway, Lakeland, Florida, on Tuesday, April 16, 2013, at 9:30 a.m. for the following purposes:

1.	To elect a Board of Directors; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Accompanying the Notice of Annual Meeting of Stockholders is a Proxy Statement and a proxy card. Whether or not you plan to attend this meeting, please vote your shares by completing, signing, dating and promptly mailing the enclosed proxy card in the envelope provided.

By order of the Board of Directors,

John A. Attaway, Jr.
Secretary

Lakeland, Florida
March 1, 2013

PUBLIX SUPER MARKETS, INC.

2013 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being mailed on or about March 14, 2013 to the stockholders of Publix Super Markets, Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 16, 2013 or any adjournments thereof. The cost of the enclosed proxy is borne by the Company.

VOTING SECURITIES OUTSTANDING

As of February 5, 2013, there were 773,972,000 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting of Stockholders. Each share is entitled to one vote on each matter. Only stockholders of record as of the close of business on February 5, 2013 will be entitled to vote at the Annual Meeting of Stockholders.

VOTING PROCEDURES

A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by filing a written notice of such revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the corporate office of the Company, 3300 Publix Corporate Parkway, Lakeland, Florida 33811 or by mailing it to the Company at P.O. Box 32040, Lakeland, Florida 33802-2040. The execution of the enclosed proxy will not affect a stockholder’s right to vote in person at the meeting should the stockholder later find it convenient to attend the meeting and desire to vote in person.

The proxy cards will be tabulated by employees of the Company. The shares of a stockholder attending in person or by proxy will be counted as part of the quorum for the meeting, even if that stockholder abstains or otherwise does not vote on any matter. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the votes cast is required for the election of directors. A properly executed proxy marked “ABSTAIN” for the election of a particular nominee or nominees for director will not be voted for the director nominee or nominees indicated but will be counted for purposes of determining whether there is a quorum. Any other matter submitted to a vote of the stockholders will be approved if the votes cast in favor of the matter are greater than the votes cast in opposition to the matter.

ELECTION OF DIRECTORS

The Company’s by-laws specify that the Board of Directors shall not be less than three or more than fifteen members. The exact number of directors shall be fixed by resolution of the then authorized number of directors. The Board of Directors has fixed the number of directors at ten members. The persons designated as nominees for election as a director are Carol Jenkins Barnett, Hoyt R. Barnett, William E. Crenshaw, Jane B. Finley, Sherrill W. Hudson, Charles H. Jenkins, Jr., Howard M. Jenkins, Stephen M. Knopik, E. Vane McClurg and Maria A. Sastre. All nominees, except Stephen M. Knopik, are currently directors of the Company. The proxies will be voted FOR the election of the ten nominees unless the stockholder specifies otherwise.

The term of office of the directors will be until the next annual meeting or until their successors shall be elected and qualified. If one or more of the nominees become unable or unwilling to serve at the time of the meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board of Directors or, if none, the size of the Board will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unable or unwilling to serve.

The Board of Directors recommends a vote FOR all the nominees.

PUBLIX SUPER MARKETS, INC.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

The following information set forth for each of the nominees for election to the Board of Directors includes such person’s principal occupation presently and during the last five years; specific experience, qualifications, attributes or skills that qualify such person to serve as a director; service as a director of public companies during the last five years; period of service as director of the Company; and age.

Carol Jenkins Barnett

Chairman of the Board and President of Publix Super Markets Charities, Inc. Qualifications include extensive experience leading a large foundation and serving on the Board of the Company for 29 years.

Director since 1983. Age 56.

Hoyt R. Barnett

Vice Chairman of the Company and Trustee of the Employee Stock Ownership Plan. Qualifications include extensive business experience serving as an Officer of the Company for 35 years and on the Board of the Company for 27 years.

Director since 1985. Age 69.

William E. Crenshaw

Chief Executive Officer of the Company since March 2008. Previously, President. Qualifications include extensive business experience serving as an Officer of the Company for 22 years and on the Board of the Company for 22 years.

Director since 1990. Age 62.

Jane B. Finley

Deloitte & Touche Professor of Accounting at Belmont University, Nashville, Tennessee. Joined Belmont in 1995 and served as Associate Dean of the Graduate Business School from 1997 to 2002 and Coordinator of the Accounting Programs from 1997 to May 2008. Received Ph.D. in Information Systems from Florida State University in 1995. Partner in the consulting practice of Deloitte & Touche LLP, Miami, Florida from 1983 to 1992. Serves on the Audit Committee as an Audit Committee financial expert. Qualifications include extensive education and experience in business and accounting and qualifying to serve as an Audit Committee financial expert.

Director since 2009. Age 66.

Sherrill W. Hudson

Chairman of the Board of TECO Energy, Inc. since January 2013. Previously, Executive Chairman of the Board of TECO Energy, Inc. from August 2010 to December 2012, Chairman of the Board and Chief Executive Officer of TECO Energy, Inc. from 2004 to August 2010 and Managing Partner, Deloitte & Touche LLP, Miami, Florida from 1983 until retiring in 2002. Serves on the Audit Committee as an Audit Committee financial expert. Qualifications include extensive experience in business and accounting, including serving as Chief Executive Officer of a public company, experience serving on public company boards and qualifying to serve as an Audit Committee financial expert. Currently serves as a Director of TECO Energy, Inc. and Lennar Corporation and served as a Director of The Standard Register Company until April 2008.

Director since 2003. Age 70.

PUBLIX SUPER MARKETS, INC.

INFORMATION ABOUT NOMINEES FOR DIRECTOR (Continued)

Charles H. Jenkins, Jr.

Chairman of the Board of the Company since March 2008. Previously, Chief Executive Officer. Qualifications include extensive business experience serving as an Officer of the Company for 34 years and on the Board of the Company for 38 years.

Director since 1974. Age 69.

Howard M. Jenkins

Chairman of the Board of the Company to March 2008. Qualifications include extensive business experience serving as an Officer of the Company for 24 years and on the Board of the Company for 35 years.

Director since 1977. Age 61.

Stephen M. Knopik

Chief Executive Officer of Beall’s Inc. since August 2006. Previously, President, Chief Financial Officer and Director of Finance of Beall’s Inc. from 1984 to 2006 and various positions with KPMG LLP from 1978 to 1984. Qualifications include extensive experience in business and accounting, including serving as Chief Executive Officer and Chief Financial Officer of a retail company, and qualifying to serve as an Audit Committee financial expert. Recommended by a management Director as a nominee for Director of the Company. Age 57.

E. Vane McClurg

Private investor. Previously, Attorney-at-law, law firm of Hahn McClurg, P.A. from January 2006 to December 2007 and law firm of Hahn, McClurg, Watson, Griffith & Bush. Qualifications include extensive business law and community banking experience and serving on the Board of the Company for 24 years.

Director since 1988. Age 71.

Maria A. Sastre

President and Chief Operating Officer of Signature Flight Support Corporation since January 2013. Previously, Chief Operating Officer of Signature Flight Support Corporation from May 2010 to December 2012. President and Chief Executive Officer of Take Stock in Children from January 2009 to May 2010. Vice President of Sales and Marketing, Latin America and Caribbean, for Royal Caribbean International, Celebrity Cruises and Azamara Cruises, all units of Royal Caribbean Cruises, Ltd., from January 2008 to September 2008. Additional Vice President positions with Royal Caribbean International from 2000 to 2007. Qualifications include extensive business experience in different industries and experience serving on public company boards. Currently serves as a Director of Darden Restaurants, Inc.

Director since 2005. Age 57.

Carol Jenkins Barnett and Howard M. Jenkins are siblings. Hoyt R. Barnett is the husband of Carol Jenkins Barnett and brother-in-law of Howard M. Jenkins. William E. Crenshaw is the nephew of Carol Jenkins Barnett and Howard M. Jenkins. Charles H. Jenkins, Jr. is the cousin of Carol Jenkins Barnett, Howard M. Jenkins and William E. Crenshaw.

PUBLIX SUPER MARKETS, INC.

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company does not have a formal policy regarding the separation of its Chairman of the Board and Chief Executive Officer positions. The Company determines the leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. The Company’s current Chairman of the Board retired as Chief Executive Officer in March 2008 after serving 34 years on the Company’s Board of Directors, including seven years as Director and Chief Executive Officer. Based on the former Chief Executive Officer’s extensive experience, the Company determined that separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time.

The Board of Directors is responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.

BOARD MEETINGS

The Board of Directors held four meetings during 2012. All directors attended all meetings of the Company’s Board of Directors held in 2012. In addition, all directors attended all Board committee meetings. The Company does not have a specific policy regarding director attendance at the Annual Meeting of Stockholders; however, all directors except Hoyt R. Barnett and Maria A. Sastre attended the last Annual Meeting of Stockholders on April 17, 2012. During 2012, the Board of Directors consisted of Carol Jenkins Barnett, Hoyt R. Barnett, William E. Crenshaw, Jane B. Finley, Sherrill W. Hudson, Charles H. Jenkins, Jr., Chairman, Howard M. Jenkins, E. Vane McClurg and Maria A. Sastre.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that Jane B. Finley, Sherrill W. Hudson, E. Vane McClurg, Maria A. Sastre and director nominee Stephen M. Knopik are independent as defined by the rules of the New York Stock Exchange. The Company is not a listed issuer on an established securities market but has chosen the definition of director independence contained in the rules of the New York Stock Exchange as the Company’s director independence standards. The Company does not have a majority of independent directors.

In determining independence, the Board of Directors reviews whether directors have any material relationship with the Company. The Board of Directors considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship with the Company, the Board of Directors considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The Board reviews commercial, industrial, consulting, legal, accounting, charitable and family relationships. An independent director must not have any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In applying its independence standards for each director or director nominee identified as independent, the Board of Directors determined that Jane B. Finley, E. Vane McClurg and Maria A. Sastre have no material relationship with the Company other than as a director. The Board of Directors considered the fact that Sherrill W. Hudson serves as Chairman of the Board of TECO Energy, Inc., a provider of energy to the Company. The Board of Directors determined that Mr. Hudson’s position with TECO Energy, Inc. does not interfere with the exercise of his independent judgment in that (1) payments made by the Company to TECO Energy, Inc. are less than 2% of TECO Energy, Inc.’s consolidated gross revenue and (2) TECO Energy, Inc. operates a regulated public utility which charges the Company rates in conformity with applicable regulatory authority. The Board of Directors also considered the fact that Stephen M. Knopik is the Chief Executive Officer of Beall’s Inc., which through its subsidiaries leases space in several Company owned shopping centers. The Board of Directors determined that Mr. Knopik’s position with Beall’s Inc. does not interfere with the exercise of his independent judgment in that (1) lease payments (including rent, common area maintenance and real estate taxes) received by the Company from Beall’s Inc. during 2012 are less than 2% of Beall’s Inc.’s consolidated gross revenue and (2) the terms of Beall’s Inc.’s lease agreements with the Company are not more favorable than terms that would have been provided to unaffiliated parties.

PUBLIX SUPER MARKETS, INC.

CORPORATE GOVERNANCE (Continued)

COMMITTEES

The Board of Directors had the following committees during 2012, each of which is described below: Executive, Compensation, Audit, Corporate Governance and Nominating.

The Executive Committee’s primary responsibility is to act on behalf of the Board of Directors between meetings of the Board. During 2012, the Executive Committee held six meetings and consisted of Hoyt R. Barnett, William E. Crenshaw, Charles H. Jenkins, Jr. and Howard M. Jenkins, Chairman. All committee members attended all meetings of the Executive Committee.

The Compensation Committee has responsibility for reviewing and setting the salary and benefits structure of the Company with respect to its named executive officers. The Committee is appointed by the Board of Directors to (1) assist the Board of Directors in evaluating the compensation of the Chief Executive Officer and other named executive officers and (2) assure that the Chief Executive Officer and other named executive officers are compensated effectively in a manner consistent with the compensation philosophy of the Company. The Compensation Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. During 2012, the Compensation Committee held four meetings and consisted of Jane B. Finley, Chairwoman, Sherrill W. Hudson and E. Vane McClurg. All of the members are independent as defined by the rules of the New York Stock Exchange. All committee members attended all meetings of the Compensation Committee.

The Audit Committee has responsibility to the Board of Directors for assessing the processes related to the Company’s risk and control environment, overseeing the financial reporting and evaluating the internal and independent audit processes. The Audit Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. During 2012, the Audit Committee held six meetings and consisted of Jane B. Finley, Sherrill W. Hudson, Chairman, and Maria A. Sastre. All of the members are independent as defined by Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange. The Board of Directors has also determined that Jane B. Finley and Sherrill W. Hudson are audit committee financial experts as defined by the rules of the Securities and Exchange Commission (SEC). All committee members attended all meetings of the Audit Committee.

The Corporate Governance Committee has responsibility for reviewing and reporting to the Board of Directors on matters of corporate governance such as practices, policies and procedures affecting directors and the Board’s operations and effectiveness. The Corporate Governance Committee is also responsible for recommending the amount and form of director compensation independent of management. The Corporate Governance Committee operates under a written charter. During 2012, the Corporate Governance Committee held four meetings and consisted of Hoyt R. Barnett, E. Vane McClurg, Chairman, and Maria A. Sastre. A majority of the members are independent as defined by the rules of the New York Stock Exchange. All committee members attended all meetings of the Corporate Governance Committee.

The Nominating Committee has responsibility for reviewing and reporting to the Board of Directors on matters of Board nominations. This includes reviewing potential candidates and proposing nominees to the Board of Directors. The Nominating Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. During 2012, the Nominating Committee held one meeting and consisted of Hoyt R. Barnett, Chairman, Charles H. Jenkins, Jr., Howard M. Jenkins and E. Vane McClurg. All committee members attended the meeting of the Nominating Committee. A majority of the Nominating Committee members are not independent as defined by the rules of the New York Stock Exchange. In the opinion of the Board of Directors, each Nominating Committee member has the ability to make objective decisions independent of management.

PUBLIX SUPER MARKETS, INC.

CORPORATE GOVERNANCE (Continued)

The Company has no formal policy regarding the consideration of any director candidates recommended by stockholders. However, the Nominating Committee considers recommendations for director candidates from several sources, including stockholders. In general, candidates must meet minimum qualifications for directors as set forth in the Company’s Corporate Governance Guidelines. The candidates also must have any additional qualifications identified by the Nominating Committee as may be currently required to maintain the appropriate balance of knowledge, experience and expertise on the Board of Directors. Candidate recommendations, together with appropriate biographical information, should be sent to the Chairman of the Nominating Committee, c/o Secretary, Publix Super Markets, Inc., P.O. Box 407, Lakeland, Florida 33802-0407.

The Nominating Committee has no formal policy regarding the consideration of diversity for its director candidates. In evaluating candidates for the Board of Directors, the Nominating Committee seeks to maintain a balance of diverse business experience, education, skills and other individual qualities and attributes in order to maximize the effectiveness of the Board of Directors. The Nominating Committee also considers the specific skills necessary for candidates to effectively participate on certain Board committees. The candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. In addition, selection criteria may include, but not necessarily be limited to, the following:

—	no conflict of interest
—	willingness to devote adequate time and effort to Board responsibilities
—	ability to work with current Board of Directors
—	ability to assess corporate strategy
—	willingness to provide management oversight
—	broad business experience, judgment and leadership
—	significant years of management experience in a senior policy-making position
—	knowledge of the supermarket business or other retail business and
—	knowledge of business trends including, but not limited to, relevant regulatory affairs.

COMMUNICATION WITH DIRECTORS

Any stockholder or other party interested in communicating with the Board of Directors, either as a group or with an individual member of the Board of Directors, may do so by writing c/o Secretary, Publix Super Markets, Inc., P.O. Box 407, Lakeland, Florida 33802-0407. All communications to the Board of Directors or a specified individual director will be provided to the Board of Directors or the specified individual director at the next Board meeting following receipt of the communication. However, if the Secretary determines the nature of the communication requires the immediate attention of the Board of Directors or the specified individual director, the communication will be provided as soon as reasonably possible.

PUBLIX SUPER MARKETS, INC.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information about the shares of the Company’s common stock beneficially owned as of the close of business on February 5, 2013 by each of the Company’s nominees for director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Additionally, the table includes the persons (including any group deemed a “person” under Rule 13d-3 of the Securities Exchange Act of 1934) known by the Company to be a beneficial owner of more than 5% of the Company’s outstanding common stock.

Name of beneficial owner	Number of shares of common stock beneficially owned as of February 5, 2013 (1)	% of class

Carol Jenkins Barnett	39,056,026 (2)	5.05

Hoyt R. Barnett	3,514,351 (3)	*

William E. Crenshaw	8,704,571 (4)	1.12

Jane B. Finley	11,350 (5)	*

Sherrill W. Hudson	20,000 (6)	*

Charles H. Jenkins, Jr.	7,728,494 (7)	1.00

Howard M. Jenkins	23,028,009 (8)	2.98

Stephen M. Knopik	---	---

E. Vane McClurg	4,458,809 (9)	*

Maria A. Sastre	9,381 (10)	*

John A. Attaway, Jr.	63,344 (11)	*

Laurie Z. Douglas	78,166 (12)	*

Randall T. Jones, Sr.	59,856 (13)	*

David P. Phillips	330,699 (14)	*

Employee Stock Ownership Plan (ESOP)	239,592,356 (15)	30.96

401(k) Plan	66,221,878 (16)	8.56

All directors and executive officers as a group (38)	89,525,013 (17)	11.57

* Shares represent less than 1% of common stock.

(1)

“Beneficial ownership” means the sole or shared voting or investment power with respect to the Company’s common stock. In accordance with the beneficial ownership regulations, the same shares of common stock may be included as beneficially owned by more than one individual or entity. The address for all beneficial owners is 3300 Publix Corporate Parkway, Lakeland, Florida 33811 with a mailing address of P.O. Box 407, Lakeland, Florida 33802-0407.

(2)

Ms. Barnett has sole voting and investment power over 37,592,528 shares of common stock which are held directly and shared voting and investment power over 31,296 shares of common stock which are held indirectly. Total shares beneficially owned include 1,432,202 shares of common stock which are held indirectly as to which Ms. Barnett has no voting or investment power. Total shares beneficially owned exclude 3,483,055 shares of common stock beneficially owned by her husband, Mr. Barnett, as to which Ms. Barnett disclaims beneficial ownership.

(3)

Mr. Barnett has sole voting and investment power over 553,362 shares of common stock which are held directly, sole voting and investment power over 2,928,054 shares of common stock which are held indirectly, shared voting and investment power over 31,296 shares of common stock which are held indirectly and no voting and shared investment power over 1,639 shares of common stock which are held indirectly. Total shares beneficially owned exclude 39,024,730 shares of common stock beneficially owned by his wife, Ms. Barnett, as to which Mr. Barnett disclaims beneficial ownership. Total shares beneficially owned by Mr. Barnett exclude 239,339,111 shares of common stock also shown as beneficially owned by the Company’s ESOP. Mr. Barnett is Trustee of the ESOP. He exercises sole voting power over 1,402,022 shares of common stock owned by the ESOP. For ESOP shares allocated to participants’ accounts, Mr. Barnett will vote the shares as instructed by participants; however, he will vote the shares at his discretion if no instruction is received from participants.

(4)

Mr. Crenshaw has sole voting and investment power over 1,904,863 shares of common stock which are held directly, sole voting and investment power over 6,520,109 shares of common stock which are held indirectly, sole voting and shared investment power over 171,458 shares of common stock which are held indirectly, shared voting and investment power over 106,502 shares of common stock which are held indirectly and no voting and shared investment power over 1,639 shares of common stock which are held indirectly. Mr. Crenshaw has pledged as collateral 744,000 shares of common stock.

(5)	Ms. Finley has sole voting and investment power over 11,350 shares of common stock which are held directly.
(6)

Mr. Hudson has sole voting and investment power over 2,500 shares of common stock which are held directly and shared voting and investment power over 17,500 shares of common stock which are held directly.

PUBLIX SUPER MARKETS, INC.

BENEFICIAL OWNERSHIP OF SECURITIES (Continued)

(7)

Mr. C. Jenkins, Jr. has sole voting and investment power over 5,101,559 shares of common stock which are held directly, shared voting and investment power over 2,980 shares of common stock which are held directly, shared voting and investment power over 2,425,937 shares of common stock which are held indirectly and no voting and shared investment power over 198,018 shares of common stock which are held indirectly.

(8)

Mr. H. Jenkins has sole voting and investment power over 2,858,737 shares of common stock which are held directly, sole voting and investment power over 3,050 shares of common stock which are held indirectly, sole voting and shared investment power over 190,796 shares of common stock which are held indirectly, shared voting and investment power over 19,974,368 shares of common stock which are held indirectly and no voting and shared investment power over 1,058 shares of common stock which are held indirectly. Total shares beneficially owned by Mr. H. Jenkins exclude 6,821,781 shares of common stock to which Mr. H. Jenkins disclaims beneficial ownership. Mr. H. Jenkins has pledged as collateral 1,000,000 shares of common stock.

(9)

Mr. McClurg has sole voting and investment power over 2,434,994 shares of common stock which are held directly, sole voting and investment power over 1,973,815 shares of common stock which are held indirectly and shared voting and investment power over 50,000 shares of common stock which are held indirectly.

(10)

Ms. Sastre has sole voting and investment power over 5,220 shares of common stock which are held directly and shared voting and investment power over 4,161 shares of common stock which are held directly.

(11)

Mr. Attaway, Jr. has sole voting and shared investment power over 20,992 shares of common stock which are held indirectly, shared voting and investment power over 41,465 shares of common stock which are held directly and no voting and shared investment power over 887 shares of common stock which are held indirectly.

(12)

Ms. Douglas has sole voting and shared investment power over 5,297 shares of common stock which are held indirectly, shared voting and investment power over 35,930 shares of common stock which are held directly, shared voting and investment power over 35,568 shares of common stock which are held indirectly and no voting and shared investment power over 1,371 shares of common stock which are held indirectly.

(13)

Mr. Jones, Sr. has sole voting and investment power over 1,815 shares of common stock which are held directly, sole voting and investment power over 165 shares of common stock which are held indirectly, sole voting and shared investment power over 52,307 shares of common stock which are held indirectly, shared voting and investment power over 3,930 shares of common stock which are held directly and no voting and shared investment power over 1,639 shares of common stock which are held indirectly.

(14)

Mr. Phillips has sole voting and investment power over 94,250 shares of common stock which are held directly, sole voting and investment power over 31,025 shares of common stock which are held indirectly, sole voting and shared investment power over 63,860 shares of common stock which are held indirectly, shared voting and investment power over 139,925 shares of common stock which are held indirectly and no voting and shared investment power over 1,639 shares of common stock which are held indirectly.

(15)

Mr. Barnett is Trustee of the ESOP which is the record owner of 239,592,356 shares of common stock. He exercises sole voting power over 1,402,022 shares of common stock owned by the ESOP. For ESOP shares allocated to participants’ accounts, Mr. Barnett will vote the shares as instructed by participants; however, he will vote the shares at his discretion if no instruction is received from participants.

(16)

Tina P. Johnson is Trustee of the Company’s common stock held in the 401(k) Plan, which is the record owner of 66,221,878 shares of common stock over which she has sole voting and shared investment power.

(17)

As a group, the directors and executive officers have sole voting and investment power over 50,864,183 shares of common stock which are held directly, sole voting and investment power over 11,480,015 shares of common stock which are held indirectly, sole voting and shared investment power over 1,811,531 shares of common stock which are held indirectly, shared voting and investment power over 774,147 shares of common stock which are held directly, shared voting and investment power over 22,879,487 shares of common stock which are held indirectly and no voting and shared investment power over 283,448 shares of common stock which are held indirectly. Total shares beneficially owned include 1,432,202 shares of common stock which are held indirectly as to which the director has no voting or investment power. As a group, the directors and executive officers have pledged as collateral 1,833,022 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Securities Exchange Act of 1934, certain officers, directors and stockholders of the Company are required to file reports of stock ownership and changes therein with the Securities and Exchange Commission. The Company believes that its officers, directors and stockholders complied with the Section 16 filing requirements except as follows. David S. Duncan, Linda S. Hall, Charles H. Jenkins, Jr. and Thomas M. McLaughlin each filed one Form 4 one day late. Jane B. Finley and Randall T. Jones, Sr. each filed one Form 4 two days late due to a system problem at a third party processor.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no interlocks of the executive officers or directors of the Company serving on the compensation or equivalent committee or board of directors of another entity which has any executive officer or director serving on the Compensation Committee or Board of Directors of the Company.

PUBLIX SUPER MARKETS, INC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Party Transactions Policy that delegates to the Corporate Governance Committee the authority to approve or disapprove of the entry into Related Party Transactions. The Corporate Governance Committee is responsible for reviewing the material facts of all Related Party Transactions and either approving or disapproving the entry into a Related Party Transaction. In determining whether to approve or disapprove a Related Party Transaction, the Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances as well as the extent of the Related Party’s interest in the transaction. No director participates in any discussion or approval of a Related Party Transaction for which he or she is a Related Party. The Company defines a Related Party Transaction in its Related Party Transactions Policy as follows:

A “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A “Related Party” is any (1) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an Officer, Director or Nominee for election as a Director, (2) greater than 5% beneficial owner of the Company’s common stock, (3) immediate family member of any of the foregoing, or (4) firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

During 2012, the Company purchased approximately $1,913,000 of food products from Alma Food Imports, Inc., a company owned by Julia Jenkins Fancelli, sister of Howard M. Jenkins and Carol Jenkins Barnett, aunt of William E. Crenshaw, cousin of Charles H. Jenkins, Jr. and sister-in-law of Hoyt R. Barnett. The Corporate Governance Committee determined that the terms of the foregoing transactions are not less favorable than terms that could have been obtained from unaffiliated parties.

Director nominee Stephen M. Knopik is the Chief Executive Officer of Beall’s Inc. During 2012, the Company received lease payments (including rent, common area maintenance and real estate taxes) from subsidiaries of Beall’s Inc. of approximately $1,227,000. The lease agreements associated with these payments were entered into prior to Mr. Knopik becoming a director nominee. The Corporate Governance Committee determined that the terms of the lease agreements are not more favorable than terms that would have been provided to unaffiliated parties.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis includes the following: (1) an overview of the Compensation Committee of the Board of Directors, (2) the compensation philosophy of the Company and (3) the components of executive compensation.

Overview of the Compensation Committee

The Compensation Committee’s primary responsibilities include evaluating the Company’s philosophy regarding executive compensation and evaluating and determining the compensation of the named executive officers. These responsibilities may not be delegated other than to the Board of Directors. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. During 2012, the Compensation Committee directly engaged compensation consultants from Towers Watson to assist the Compensation Committee in its review of the Company’s executive compensation package. Towers Watson was engaged to provide executive compensation benchmarking information and possible alternatives for executive compensation design changes. The compensation work performed by Towers Watson did not raise any conflict of interest as the additional services performed by Towers Watson are for actuarial reviews that have been performed for several years. The total fees for such additional services did not exceed $120,000. All of the members of the Compensation Committee of the Board of Directors are independent as defined by the rules of the New York Stock Exchange.

PUBLIX SUPER MARKETS, INC.

EXECUTIVE COMPENSATION (Continued)

The Chief Executive Officer and certain other members of management are invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the agenda items, but the members of management do not vote on items before the Compensation Committee. However, the Compensation Committee solicits the views of the Chief Executive Officer on compensation matters, including as they relate to the compensation of other named executive officers reporting to the Chief Executive Officer. The Compensation Committee works with members of management to determine the agenda for each meeting, and management prepares the applicable meeting materials.

Compensation Philosophy

The Company includes in its employee handbook the following compensation philosophy for all employees (referred to as “associates” below):

As a food retailer in a highly competitive market, Publix recognizes that our associates are our primary asset and contribute to our competitive advantage. To achieve our mission, Publix must continue to attract, retain, motivate and reward highly qualified associates. To fulfill this responsibility we strive to:

—	offer pay and benefits that contribute to our associates’ financial security now and at retirement
—	offer wages that are competitive within our local markets
—	provide benefits that meet the diverse needs of our associates
—	reward associates for premier performance
—	provide opportunity for future rewards as a result of promotion from within
—	educate our associates on pay and benefits and
—	ensure equal opportunity in all aspects of pay and benefits.

The Company’s compensation objective for its named executive officers is the same as for all employees indicated above: to attract, retain, motivate and reward highly qualified individuals.

In addition, the Compensation Committee considers additional factors when determining the compensation of the named executive officers. These factors include (1) the overall level of responsibility and the relationship to compensation levels of the Company’s management, (2) the compensation levels of executive officers of companies in the Company’s Peer Group Index, taking into account the size and financial performance of the Company, (3) anticipated competitive operating conditions and (4) overall economic conditions.

The Compensation Committee uses publicly available compensation data to review the compensation levels of named executive officers of companies in the Company’s Peer Group Index. The review includes base pay and bonus pay components, focusing on cash compensation since the Company does not have any non-cash compensation such as stock options. The Compensation Committee also compares the financial results of these companies to the Company’s results. Although the Company’s financial results are generally superior to the companies in its Peer Group Index, the total compensation of the Company’s named executive officers is significantly less than the total compensation of the named executive officers in its Peer Group Index. Therefore, the Compensation Committee believes the compensation for its named executive officers reflects its position that compensation should be set at responsible levels for all employees including the named executive officers and be consistent with the Company’s constant focus on controlling costs in its low margin business.

In connection with its 2011 Annual Meeting of Stockholders, the stockholders were given an opportunity to approve, by an advisory (non-binding) vote, the compensation of the Company’s named executive officers for 2010 (the Advisory Vote). More than 98% of the votes cast for the Advisory Vote approved such compensation. The Compensation Committee previously considered the results of the Advisory Vote in determining compensation policies and decisions of the Company. The Advisory Vote affected the Company’s executive compensation policies and decisions by reaffirming the Company’s Compensation Philosophy. The Compensation Committee continues to use this philosophy in determining future compensation decisions.

Components of Executive Compensation

The Company’s executive compensation includes the following components: base salary, incentive bonus plan, retirement benefits and other benefits. With the exception of the incentive bonus plan, which has approximately 325 participants, and the Supplemental Executive Retirement Plan, these components are available to all or large numbers of the Company’s employees. The Company does not have a specific compensation program focused solely on its named executive officers.

PUBLIX SUPER MARKETS, INC.

EXECUTIVE COMPENSATION (Continued)

Base Salary

The named executive officers are paid a base salary that is generally reviewed annually. As indicated, the factors considered in determining the base salaries of the named executive officers include (1) the overall level of responsibility and the relationship to compensation levels of the Company’s management, (2) the compensation levels of executive officers of companies in the Company’s Peer Group Index, taking into account the size and financial performance of the Company, (3) anticipated competitive operating conditions and (4) overall economic conditions. These factors are considered in conjunction with the performance of the named executive officers and the results of the Company. There are no significant differences in the compensation policies for its individual named executive officers.

The Compensation Committee approved raises effective May 1, 2012 for the named executive officers as follows: William E. Crenshaw – 4.5%, Randall T. Jones, Sr. – 4.5%, David P. Phillips – 4.5%, Laurie Z. Douglas – 4.5% and John A. Attaway, Jr. – 4.5%. During 2012, the changes in the base salaries for the named executive officers were heavily based on factor (2) as described under Compensation Philosophy since the total compensation of the Company’s named executive officers is significantly less than the compensation of the named executive officers in its Peer Group Index. In addition, the Compensation Committee also considered the individual performance of the named executive officers. The base salaries for the named executive officers are listed in the Summary Compensation Table. The pay differences between the named executive officers are considered appropriate for their levels of responsibility.

Incentive Bonus Plan

The Company provides an incentive in the form of an annual cash bonus (the Incentive Bonus Plan) to all executive officers, including the named executive officers, and certain staff employees of the Company (the Incentive Bonus Participants). The Incentive Bonus Plan is designed to reward the Incentive Bonus Participants based on the Company achieving its sales and target profit goals (the Performance Goals) for the fiscal year and not on their individual performance. The Incentive Bonus Plan is approved by the Compensation Committee as to executive officers and by the Executive Committee as to staff employees. The Performance Goals are reviewed and approved by the Company’s Board of Directors after the completion of the Company’s annual planning process. Although the Company has a defined method for calculating the incentive bonus, the Board of Directors, Compensation Committee and Executive Committee retain the right to alter or discontinue the Incentive Bonus Plan at their discretion at any time for the Incentive Bonus Participants within their approval authority. To date, however, such discretion has not been exercised.

The Incentive Bonus Plan compensates the Incentive Bonus Participants for their services during the calendar year. The annual bonuses are paid in the year following the year earned to Incentive Bonus Participants employed with the Company at the end of the calendar year. In general, the incentive bonus pool is allocated to the Incentive Bonus Participants according to the relative base compensation paid to them during the calendar year for which the Incentive Bonus Plan is being paid.

The Incentive Bonus Plan is based on a target bonus equal to two months pay (the Target Bonus) for all Incentive Bonus Participants entitled to the full Target Bonus (participants generally transition into the Incentive Bonus Plan over a 12 month period). The formula for the Incentive Bonus Plan is determined so that if the Performance Goals for the fiscal year are achieved, the Incentive Bonus Participants will receive the Target Bonus. The incentive bonus can be more or less than the Target Bonus based on the Company’s actual results compared to its Performance Goals. If the sales goal is not achieved, the incentive bonus pool, calculated using the formula, is reduced by 5% for every 1% that actual sales are less than the sales goal. If the sales goal is exceeded, the incentive bonus pool is increased by 5% for every 1% that actual sales are greater than the sales goal. No incentive bonus is paid unless greater than 80% of the target profit goal is achieved.

The Incentive Bonus Participants will not receive a bonus in excess of the Target Bonus of two months pay for 2012 as the Company’s actual results did not exceed its Performance Goals. Over the past five fiscal years including 2012, the Incentive Bonus Participants received an average incentive bonus of two months pay or approximately 15% of their base salary. Incentive Bonus Participants received the Target Bonus of two months or more in three of the past five years or 60% of the time.

PUBLIX SUPER MARKETS, INC.

EXECUTIVE COMPENSATION (Continued)

The Board of Directors attempts to set Performance Goals that maintain a consistent level of difficulty in achieving the Target Bonus from year to year and are challenging but reasonably achievable. Therefore, the achievement of future Target Bonuses is likely to be similar to the past five years unless unexpected circumstances arise. Achieving the Target Bonus is dependent on the Company’s sales and profit results for the year which are dependent on many factors, including competitor activities and economic conditions. The Board of Directors, Compensation Committee and Executive Committee have historically not made changes to the Performance Goals or to the Incentive Bonus Plan formula for the fiscal year after their approval. Therefore, it is likely that positive or negative changes in various factors, including competitor activities and economic conditions, will affect the likelihood and difficulty of achieving the Target Bonus for the fiscal year. The Company expects the prior results of achieving the Target Bonus in some years and not achieving it in other years to continue.

Retirement Benefits

The Company has a trusteed, noncontributory ESOP for the benefit of eligible employees. The amount of the Company’s discretionary contribution to the ESOP is determined annually by the Board of Directors and can be made in Company common stock or cash. The ESOP does not discriminate, in scope, terms or operation, in favor of the named executive officers. The Company’s contribution to the ESOP is allocated to all eligible participants on the basis of compensation up to the maximum annual compensation limit (compensation limit) for retirement plans established by federal law. Due to the compensation limit, the named executive officers did not receive Company contributions under the ESOP for their 2012 compensation in excess of $250,000. Company contributions to the ESOP earned by the named executive officers are included in the Summary Compensation Table. Non-employee directors of the Company’s Board of Directors do not participate in the ESOP.

Effective December 15, 2012, the Company established a Supplemental Executive Retirement Plan (SERP) for a select group of management or highly compensated employees. The purpose of the SERP is to provide the employees with the benefit they would have received under the ESOP if the Company’s contributions were not limited by the compensation limit referred to above. The Company’s contribution to the SERP is calculated as the difference between the contribution that the employee would have received under the ESOP if the Company’s contributions were not limited by the compensation limit and the actual contribution received under the ESOP. Prior to the implementation of the SERP, employees with compensation in excess of the compensation limit received a retirement benefit as a percentage of their compensation that was less than all other Company employees. Company contributions to the SERP earned by the named executive officers are included in the Summary Compensation Table and Nonqualified Deferred Compensation table. Non-employee directors of the Company’s Board of Directors do not participate in the SERP.

The Company has a 401(k) Plan for the benefit of eligible employees. The 401(k) Plan is a voluntary defined contribution plan. Eligible employees may contribute up to 10% of their eligible annual compensation, subject to the maximum contribution limits established by federal law. The Company may make a discretionary annual matching contribution to eligible participants of this plan as determined by the Board of Directors. During 2012, the Board of Directors approved a match of 50% of eligible contributions up to 3% of eligible compensation, not to exceed a maximum match of $750 per employee. The match, which is determined as of the last day of the plan year and paid in the subsequent year, is in common stock of the Company. The 401(k) Plan does not discriminate, in scope, terms or operation, in favor of the named executive officers. Company matching contributions earned by the named executive officers are listed in the Summary Compensation Table. Non-employee directors of the Company’s Board of Directors do not participate in the 401(k) Plan.

Other Benefits

The Company’s group health, dental, vision and supplemental life insurance plans are available to eligible full-time and part-time employees, and the group life insurance and long-term disability plans are available to eligible full-time employees. These plans do not discriminate, in scope, terms or operation, in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in the plans.

The Company does not provide country club memberships, personal use of Company airplanes, tax and financial planning services or other perquisites frequently offered to executive officers. The named executive officers receive a vehicle allowance that had a total value for 2012 of less than $10,000 per named executive officer.

PUBLIX SUPER MARKETS, INC.

EXECUTIVE COMPENSATION (Continued)

In addition, the Company does not provide the following forms of compensation or arrangements frequently offered to executive officers:

—	long-term cash incentives
—	stock options, stock awards or other equity incentives or
—	employment contracts/change in control agreements/severance agreements.

The Company does not provide compensation that is directly tied to the results of the Company’s common stock performance. However, since the retirement benefits are substantially in the form of Company common stock, there is a long-term link between compensation paid to the named executive officers and any gain realized by the Company’s stockholders.

Tax Deductibility of Executive Compensation

A limitation on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code which generally limits the tax deductibility of compensation paid by a company to its chief executive officer and certain other highly compensated executive officers to $1,000,000. This limit does not apply to company ESOP and 401(k) Plan contributions. There is also an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Company does not have a policy that limits the compensation of executive officers to the amount deductible for tax purposes; however, only a limited amount of the Chief Executive Officer’s compensation exceeds the deductible amount.

Recovery of Compensation

Section 304 of the Sarbanes-Oxley Act of 2002 requires the chief executive officer and chief financial officer to repay to the Company certain amounts received by such officers if the Company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the Company during the 12 month period following the filing of the financial statements in question and (2) any profits realized from the sale of the Company’s stock during that 12 month period. In addition, to the extent permitted by applicable law, the Company may recover incentive compensation from others as a result of such financial reporting misconduct. In such a situation, the Board of Directors would exercise its judgment to determine what action it deems appropriate, including recovery of the incentive payments.

Compensation Compared to Peer Group Index Companies

The compensation earned by the named executive officers in the following Summary Compensation Table ranks at or near the bottom of compensation earned by comparable positions among the Company’s Peer Group Index companies included in the performance graphs in the Company’s Form 10-K and this Proxy Statement.

PUBLIX SUPER MARKETS, INC.

EXECUTIVE COMPENSATION (Continued)

Summary Compensation Table

The following Summary Compensation Table provides information concerning the compensation of the Company’s Chief Executive Officer and the four other named executive officers for 2012, 2011 and 2010.

Name and Principal Positions, ( ) Years of Service	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William E. Crenshaw (38) Chief Executive Officer	2012 2011 2010	$849,765 809,710 777,400	- - -	- - -	- - -	$109,561 172,801 195,635	- - -	$86,507 (2) 21,580 (3) 20,970 (3)	$1,045,833 1,004,091 994,005
Randall T. Jones, Sr. (33) President	2012 2011 2010	700,400 667,430 635,099	- - -	- - -	- - -	90,303 142,437 159,825	- - -	71,398 (2) 21,580 (3) 20,970 (3)	862,101 831,447 815,894
David P. Phillips (28) Chief Financial Officer and Treasurer	2012 2011 2010	687,710 655,345 623,560	- - -	- - -	- - -	88,667 139,858 156,921	- - -	70,126 (2) 21,580 (3) 20,970 (3)	846,503 816,783 801,451
Laurie Z. Douglas (7) Senior Vice President and Chief Information Officer	2012 2011 2010	582,510 555,075 528,155	- - -	- - -	- - -	75,103 118,459 132,912	- - -	59,583 (2) 21,580 (3) 20,970 (3)	717,196 695,114 682,037
John A. Attaway, Jr. (15) Senior Vice President, General Counsel and Secretary	2012 2011 2010	472,840 450,595 427,520	- - -	- - -	- - -	60,964 96,162 107,587	- - -	48,570 (2) 21,580 (3) 20,970 (3)	582,374 568,337 556,077

(1)	Amounts in this column include incentive bonus plan payments earned in the applicable year but paid in the subsequent year.
(2)

Amounts represent the Company’s contributions to the SERP for 2011 paid in 2012 and 401(k) Plan and estimated contributions to the ESOP for 2012. The amount included for the 401(k) Plan and ESOP for all named executive officers was $22,000.

(3)

Amounts represent the Company’s contribution to the 401(k) Plan and estimated contribution to the ESOP. The actual contributions for 2011 and 2010 for all named executive officers were $21,536 and $21,058, respectively.

Grants of Plan-Based Awards

		Actual Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards
Name	Grant Date	Threshold	Target	Max	Threshold	Target	Max
William E. Crenshaw	2012 2011 2010	- - -	$109,561 172,801 195,635	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Randall T. Jones, Sr.	2012 2011 2010	- - -	90,303 142,437 159,825	- - -	- - -	- - -	- - -	- - -	- - -	- - -
David P. Phillips	2012 2011 2010	- - -	88,667 139,858 156,921	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Laurie Z. Douglas	2012 2011 2010	- - -	75,103 118,459 132,912	- - -	- - -	- - -	- - -	- - -	- - -	- - -
John A. Attaway, Jr.	2012 2011 2010	- - -	60,964 96,162 107,587	- - -	- - -	- - -	- - -	- - -	- - -	- - -

(1)

Amounts in this column include incentive bonus plan payments earned in the applicable year but paid in the subsequent year. These incentive bonus plan payments are the same payments disclosed in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

The Company does not have any stock or option award plans that are applicable for inclusion in this table.

PUBLIX SUPER MARKETS, INC.

EXECUTIVE COMPENSATION (Continued)

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

The Company does not have any stock or option award plans so this table is not applicable.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

The Company does not have any stock or option award plans so this table is not applicable.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

The Company does not have any pension benefits so this table is not applicable.

Nonqualified Deferred Compensation

The following table presents information on the nonqualified deferred compensation accounts of each named executive officer.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last Fiscal Year End
William E. Crenshaw	-	$64,507	-	-	$64,507
Randall T. Jones, Sr.	-	49,398	-	-	49,398
David P. Phillips	-	48,126	-	-	48,126
Laurie Z. Douglas	-	37,583	-	-	37,583
John A. Attaway, Jr.	-	26,570	-	-	26,570

(1)	Amounts in this column represent the Company’s contributions under the recently established SERP. The amounts are also included in the Summary Compensation Table as All Other Compensation.
(2)

Earnings or losses on the SERP amounts will be based on the dividends and the increase or decrease in the value of the Company’s common stock. There were no earnings or losses in 2012 due to the SERP’s effective date in December 2012.

(3)

Distributions will be made from the SERP each year equivalent to the dividends that would be paid on the Company’s common stock for each named executive officer’s account balance. No other distributions will be made prior to the named executive officer’s separation from employment.

PUBLIX SUPER MARKETS, INC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the following members of the Compensation Committee: Jane B. Finley, Chairwoman, Sherrill W. Hudson and E. Vane McClurg.

NON-EMPLOYEE DIRECTOR COMPENSATION

During the first half of 2012, non-employee directors received a quarterly retainer of $12,875 for serving on the Board of Directors, members of the Audit Committee received a quarterly retainer of $3,000 for serving on the Audit Committee and members of the Corporate Governance Committee received a quarterly retainer of $1,600 for serving on the Corporate Governance Committee. Beginning in the third quarter of 2012, non-employee directors received a quarterly retainer of $13,500 for serving on the Board of Directors, members of the Audit Committee received a quarterly retainer of $3,250 for serving on the Audit Committee, members of the Corporate Governance Committee received a quarterly retainer of $1,650 for serving on the Corporate Governance Committee and members of the Compensation Committee received a quarterly retainer of $1,650 for serving on the Compensation Committee. No fees are paid for attendance at Committee meetings. The Company pays for travel and lodging expenses for directors in connection with their attendance at various meetings. During 2012, a Board meeting was held in the Company’s Miami Division so the directors departing from the corporate office in Lakeland, Florida were transported to the meeting in a Company airplane.

The following table summarizes non-employee director compensation for 2012. Directors that are employees of the Company do not receive additional compensation for service on the Board or as members of any of its committees.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Carol Jenkins Barnett	$52,750	-	-	-	-	$52,750
Jane B. Finley	68,550	-	-	-	-	68,550
Sherrill W. Hudson	68,550	-	-	-	-	68,550
Charles H. Jenkins, Jr.	52,750	-	-	-	-	52,750
Howard M. Jenkins	52,750	-	-	-	-	52,750
E. Vane McClurg	62,550	-	-	-	-	62,550
Maria A. Sastre	71,750	-	-	-	-	71,750

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2012. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 for filing with the SEC. This report is submitted by the following members of the Audit Committee: Jane B. Finley, Sherrill W. Hudson, Chairman, and Maria A. Sastre.

PUBLIX SUPER MARKETS, INC.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of KPMG LLP was the Company’s independent registered public accounting firm during 2012. The Audit Committee will make its recommendation to the Board of Directors as to the Company’s independent registered public accounting firm for 2013 later this year.

Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The fees of the Company’s independent registered public accounting firm, KPMG LLP, for the indicated services performed for the fiscal years ended December 29, 2012 and December 31, 2011 were as follows:

Amounts are in thousands	2012	2011

Audit fees (1)	$1,085	1,276
Audit-related fees (2)	52	52
Tax fees (3)	37	25
All other fees (4)	32	---

	$1,206	1,353

The Audit Committee has reviewed and discussed the fees of KPMG LLP during the last fiscal year for audit and non-audit services and has determined that the provision of the non-audit services are compatible with the firm’s independence.

Under its charter and in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee must pre-approve all engagements of the Company’s independent registered public accounting firm. The Audit Committee Pre-Approval Policy provides that the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services will not impair its independence. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that the need for pre-approval arises between Audit Committee meetings. If the Chairman approves any such engagements, he will report that approval to the Audit Committee at its next meeting. During 2012, each new engagement of the independent registered public accounting firm was approved in accordance with the policy.

(1)	Fees for audit services include fees associated with the annual audit of the Company’s financial statements and reviews of the Company’s quarterly financial statements.
(2)	Fees for audit-related services include fees associated with the annual audit of employee benefit plans.
(3)	Fees for tax services include fees associated with tax compliance, tax advice and tax planning.
(4)	Fees for other services include fees associated with agreed upon procedures not related to the performance of the audit or review of the Company’s financial statements.

PUBLIX SUPER MARKETS, INC.

PERFORMANCE GRAPH

The following performance graph sets forth the Company’s cumulative total stockholder return during the five years ended December 29, 2012, compared to the cumulative total return on the S&P 500 Index and a custom Peer Group Index including retail food supermarket companies.(1) The Peer Group Index is weighted based on the various companies’ market capitalization. The comparison assumes $100 was invested at the end of 2007 in the Company’s common stock and in each of the related indices and assumes reinvestment of dividends.

The Company’s common stock is valued as of the end of each fiscal quarter. After the end of a quarter, however, shares continue to be traded at the prior valuation until the new valuation is received. The cumulative total return for the companies represented in the S&P 500 Index and the custom Peer Group Index is based on those companies’ calendar year end trading prices. The performance graph on page 8 of the Company’s 2012 Annual Report on Form 10-K is based on the Company’s trading price at fiscal year end (market price as of the prior fiscal quarter). Because the Company’s fiscal year end valuation of the Company’s shares is effective after the date its Annual Report on Form 10-K was filed with the SEC, a performance graph based on the fiscal year end valuation is not presented in the 2012 Annual Report on Form 10-K. For comparative purposes, additional information is provided in the following performance graph based on the Company’s fiscal year end valuation (market price as of March 1, 2013).

Comparison of Five-Year Cumulative Return Based Upon Fiscal Year End Valuation

	2007	2008	2009	2010	2011	2012
● Publix	$100.00	79.54	87.97	108.61	119.25	128.37
▲ S&P 500	100.00	60.46	79.93	90.98	92.97	106.05
■ Peer Group (1)	100.00	77.47	77.72	78.72	80.85	79.99

(1)

Companies included in the Peer Group are: Ahold, Delhaize Group, Kroger, Safeway, Supervalu and Weis Markets. Winn Dixie is no longer included in the Peer Group due to its acquisition by Bi-Lo in 2012.

PUBLIX SUPER MARKETS, INC.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders must be received at the Company’s corporate office prior to November 14, 2013 for consideration for inclusion in the Proxy Statement relating to that meeting. A stockholder wishing to nominate a director or bring other business before the stockholders at the 2014 Annual Meeting of Stockholders must notify the Company’s Secretary in writing on or before December 17, 2013 and include in such notice the specific information required by the Company’s Amended and Restated By-laws.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

At the date of this Proxy Statement, the Board of Directors knows of no matter other than the matters described herein that will be presented for consideration at the meeting. However, if any other business shall properly come before the meeting, all proxies signed and returned by stockholders will be voted in accordance with the best judgment of the persons voting the proxies.

By order of the Board of Directors,

John A. Attaway, Jr.
Secretary
Lakeland, Florida
March 1, 2013

The Company’s 2012 Annual Report on Form 10-K, as filed with the SEC, is being mailed with this Proxy Statement on or about March 14, 2013 to stockholders of record and beneficial owners as of the close of business on February 5, 2013. These reports may also be obtained electronically, free of charge, through the Company’s website at www.publix.com/annual.

PUBLIX SUPER MARKETS, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2013

Admission Ticket

This ticket is valid for your admission to the Annual Meeting of Stockholders. Please note that seating space for the meeting is on a first-come, first-serve basis. You may be asked to present a valid picture identification such as a driver’s license, state-issued identification or passport to enter the meeting. Photographs or recordings of the meeting are not permitted.

Location

Publix Corporate Office

3300 Publix Corporate Parkway

Lakeland, Florida 33811

Meeting Times

Registration begins:	8:30 a.m.
Seating begins:	8:45 a.m.
Meeting begins:	9:30 a.m.

Bring this admission ticket with you to the Annual Meeting of Stockholders on April 16, 2013. Do not return this half of your proxy card to Publix as this ticket admits you to the meeting.

FOLD AND DETACH HERE.

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

PUBLIX SUPER MARKETS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2013

The Publix Board of Directors recommends a vote FOR the nominees listed in Item 1 of this proxy card. You are encouraged to specify your choice on the reverse side of this proxy card by filling in the appropriate circles using a black ink pen. You need not fill in any circles for Item 1 if you wish to vote in accordance with the Board of Directors’ recommendation. Please be careful to not make any stray marks outside of the circles corresponding to your choices. To complete your voting instructions, sign and date your proxy card, and return it promptly to Publix using the enclosed envelope. The shares represented by this proxy card will not be voted unless you properly sign, date and return this proxy card by April 16, 2013, prior to the Annual Meeting of Stockholders.

If you plan to attend the Annual Meeting of Stockholders in person, please mark the appropriate circle below and bring your admission ticket (the top half of this proxy card) with you to the meeting. Do not return the top half of this proxy card to Publix.

¡	I plan to attend the Annual Meeting of Stockholders in person on April 16, 2013.

¡	I have multiple accounts and do not want to receive Publix’s Annual Report to Stockholders for this account.
(You should not fill in this circle on one proxy card.)

¡	The address printed on this proxy card is incorrect. My new address is:

For Publix’s Use Only

2013 1 - 463

YOUR PROXY CARD MUST BE RECEIVED PRIOR TO THE ANNUAL MEETING ON APRIL 16, 2013. YOUR VOTE IS VERY IMPORTANT TO US.

FOLD AND DETACH HERE.

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Fill in the circles using a black ink pen, and be careful to not make any stray marks outside of the circles corresponding to your choices.

1. Election of Directors – The Publix Board of Directors recommends a vote FOR the nominees listed below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Carol Jenkins Barnett	¡	¡	¡	Sherrill W. Hudson	¡	¡	¡	Stephen M. Knopik	¡	¡	¡
Hoyt R. Barnett	¡	¡	¡	Charles H. Jenkins, Jr.	¡	¡	¡	E. Vane McClurg	¡	¡	¡
William E. Crenshaw	¡	¡	¡	Howard M. Jenkins	¡	¡	¡	Maria A. Sastre	¡	¡	¡
Jane B. Finley	¡	¡	¡

2. Other Matters – The proxies named below, in their discretion, may vote the shares represented by this proxy card upon such other matters as may properly come before the Annual Meeting of Stockholders.

The undersigned has received the Notice of Annual Meeting of Stockholders (“Meeting”) to be held on April 16, 2013, the Proxy Statement dated March 1, 2013, and the 2012 Annual Report to Stockholders for the Meeting. The undersigned hereby appoints Charles H. Jenkins, Jr., William E. Crenshaw and Randall T. Jones, Sr., or any of them, as proxies with full power of substitution, to vote all shares of Publix common stock that the undersigned is entitled to vote at the Meeting, and at any adjournments or postponements thereof, as described above. The undersigned acknowledges that the signing of this proxy card revokes any and all proxies previously given to vote the shares represented by this proxy card at the Meeting.

Signature	Date	Signature(s) if held jointly	Date

Note: Please sign exactly as your name appears above. Joint owners must each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.

2013 1 - 463

PUBLIX SUPER MARKETS, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2013

Admission Ticket

This ticket is valid for your admission to the Annual Meeting of Stockholders. Please note that seating space for the meeting is on a first-come, first-serve basis. You may be asked to present a valid picture identification such as a driver’s license, state-issued identification or passport to enter the meeting. Photographs or recordings of the meeting are not permitted.

Location

Publix Corporate Office

3300 Publix Corporate Parkway

Lakeland, Florida 33811

Meeting Times

Registration begins:	8:30 a.m.
Seating begins:	8:45 a.m.
Meeting begins:	9:30 a.m.

Bring this admission ticket with you to the Annual Meeting of Stockholders on April 16, 2013. Do not return this half of your proxy card to Publix as this ticket admits you to the meeting.

FOLD AND DETACH HERE.

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Fill in the circles using a black ink pen, and be careful to not make any stray marks outside of the circles corresponding to your choices.

1. Election of Directors – The Publix Board of Directors recommends a vote FOR the nominees listed below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Carol Jenkins Barnett	¡	¡	¡	Sherrill W. Hudson	¡	¡	¡	Stephen M. Knopik	¡	¡	¡
Hoyt R. Barnett	¡	¡	¡	Charles H. Jenkins, Jr.	¡	¡	¡	E. Vane McClurg	¡	¡	¡
William E. Crenshaw	¡	¡	¡	Howard M. Jenkins	¡	¡	¡	Maria A. Sastre	¡	¡	¡
Jane B. Finley	¡	¡	¡

2.  Other Matters – The Trustee of the ESOP or his designee, in such person’s discretion, may vote the Account Shares represented by this proxy card upon such other matters as may properly come before the Annual Meeting of Stockholders.

¡	Please mark this circle if you plan to attend the Annual Meeting of Stockholders in person on April 16, 2013.

Signature	Date

Note: Please sign exactly as your name appears above. When signing as attorney-in-fact, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.

2013 R

TO THE PARTICIPANTS OF THE PUBLIX SUPER MARKETS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

Dear ESOP Participant:

The Publix Super Markets, Inc. Annual Meeting of Stockholders (“Meeting”) is being held at the Publix Corporate Office, 3300 Publix Corporate Parkway, Lakeland, Florida 33811 at 9:30 a.m. on April 16, 2013. At the Meeting, the Trustee of the ESOP, Hoyt R. Barnett, or his designee, will vote the shares of Publix common stock allocated to your ESOP account according to your voting instructions.

The Publix Board of Directors recommends a vote FOR the nominees listed in Item 1 of this proxy card. You can specify your choice on the reverse side of this proxy card by filling in the appropriate circles using a black ink pen. Please be careful to not make any stray marks outside of the circles corresponding to your choices. If you indicate ABSTAIN for any director nominees on your proxy card, the Trustee or his designee will not exercise voting rights for your ESOP shares with respect to such director nominees.

To complete your voting instructions, sign and date your proxy card, and return it promptly to Publix using the enclosed envelope. If your properly completed, signed and dated proxy card is not received prior to the Meeting, the Trustee or his designee will vote your ESOP shares in his discretion.

If you plan to attend the Meeting in person, please mark the appropriate circle on the reverse side of this proxy card and bring your admission ticket (reverse side of this proxy card) with you to the Meeting. Do not return this half of the proxy card to Publix.

Thank you,

Plan Administrator

Publix Super Markets, Inc.

March 1, 2013

FOLD AND DETACH HERE.

KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

PUBLIX SUPER MARKETS, INC.
REQUEST FOR VOTING INSTRUCTIONS IN CONNECTION WITH
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2013

The undersigned has received the Notice of Annual Meeting of Stockholders (“Meeting”) to be held on April 16, 2013, the Proxy Statement dated March 1, 2013, and the 2012 Annual Report to Stockholders for the Meeting. The undersigned, a participant of the Publix Super Markets, Inc. Employee Stock Ownership Plan (“ESOP”), with respect to all shares of Publix common stock allocated to the ESOP account of the undersigned, the voting rights of which are accorded to the undersigned under the ESOP (the “Account Shares”), hereby requests and instructs Hoyt R. Barnett, Trustee of the ESOP, or the Trustee’s designee, as proxy to vote all of the Account Shares that the undersigned is entitled to vote at the Meeting, and at any adjournments or postponements thereof, in any manner and with the same effect as if the undersigned were the record owner of the Account Shares. The undersigned authorizes and instructs the Trustee or his designee to vote as described on the reverse side of this proxy card. The undersigned acknowledges that the signing of this proxy card revokes any and all proxies previously given to vote the Account Shares represented by this proxy card at the Meeting.

The Account Shares of the undersigned will be voted as instructed on the reverse side of this proxy card by the Trustee or his designee if this proxy card is properly executed and received by the Plan Administrator prior to the Meeting on April 16, 2013. If no voting instructions are marked but the undersigned has signed and dated the proxy card, the Trustee or his designee will vote the Account Shares in his discretion. If the undersigned’s properly completed, signed and dated proxy card is not received prior to the Meeting, the Trustee or his designee will vote the Account Shares in his discretion.

PROXY CARDS MUST BE RECEIVED PRIOR TO THE	For Publix’s Use Only
ANNUAL MEETING ON APRIL 16, 2013.
YOUR VOTE IS VERY IMPORTANT TO US.

2013 R